Exhibit 99.1
JAZZ PHARMACEUTICALS ANNOUNCES FIRST QUARTER 2014
FINANCIAL RESULTS

Company Reports First Quarter 2014 Total Revenues of $247 Million Driven by
Strong Sales of Xyrem, Erwinaze and Defibrotide

Adjusted EPS of $1.61 and GAAP EPS of $(1.58)

DUBLIN, May 8, 2014 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the first quarter ended March 31, 2014 and reaffirmed and updated financial guidance for 2014.

“We are pleased with the progress made during the first quarter, highlighted by the completion of two transactions that have positioned us well for both near- and long-term growth,” said Bruce C. Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc.  “We initiated the launch of Defitelio in Europe and are making significant progress in advancing late-stage projects in our development portfolio while also delivering continued growth of our key marketed products.”

Adjusted net income attributable to Jazz Pharmaceuticals plc for the first quarter of 2014 was $100.8 million, or $1.61 per diluted share, compared to $84.4 million, or $1.37 per diluted share, for the first quarter of 2013.

GAAP net loss attributable to Jazz Pharmaceuticals plc for the first quarter of 2014 was $92.7 million, or $1.58 per diluted share, compared to GAAP net income attributable to Jazz Pharmaceuticals plc of $43.4 million, or $0.71 per diluted share, for the first quarter of 2013. GAAP net loss attributable to Jazz Pharmaceuticals plc for the first quarter of 2014 included an upfront license fee and milestone payment of $127.0 million for JZP-110. Upfront license fees for the first quarter of 2013 were $4.0 million. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

First Quarter 2014 Revenues and Product Sales
Total revenues for the first quarter of 2014 were $246.9 million, an increase of 26% over total revenues of $196.2 million for the first quarter of 2013. This increase was driven primarily by net product sales of Xyrem® (sodium oxybate) oral solution, Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi) and defibrotide, marketed under the name Defitelio® (defibrotide) in Europe. Total revenues include net product sales, royalties and contract revenues.

Tables showing actual and pro forma net product sales for the first quarter of 2014 compared to actual and pro forma net product sales for the first quarter of 2013 are included in this press release.

Net product sales for the first quarter of 2014 were as follows:

•
Xyrem: Xyrem net sales increased by 36% to $160.4 million in the first quarter of 2014 compared to $117.5 million in the first quarter of 2013. During the first quarter of 2014, the average number of active Xyrem patients was approximately 11,400.

•	Erwinaze/Erwinase: Erwinaze/Erwinase net sales increased by 12% to $46.9 million in the first quarter of 2014 compared to $41.8 million in the first quarter of 2013. In connection with the

EUSA Pharma acquisition in 2012, the company agreed to make a contingent payment of $50.0 million in cash if Erwinaze achieved net sales in the United States of $124.5 million or more in 2013. This net sales milestone was achieved in the fourth quarter of 2013, and, as a result, the company made the contingent payment in the first quarter of 2014.

•
Defitelio/defibrotide: On January 23, 2014, Jazz Pharmaceuticals plc acquired indirect majority control of Gentium S.p.A. Defitelio/defibrotide net sales in the first quarter since the January 23, 2014 closing date of the Gentium acquisition were $12.2 million. Pro forma net sales of Defitelio/defibrotide were $15.1 million in the first quarter of 2014, an increase of 75% compared to pro forma net sales of $8.6 million in the first quarter of 2013. The pro forma information represents net sales of Defitelio/defibrotide as if the Gentium acquisition had closed on January 1, 2013.

•
Prialt® (ziconotide) intrathecal infusion: Net sales of Prialt were $4.3 million in the first quarter of 2014, a decrease of 14% compared to $5.0 million in the first quarter of 2013. The decrease in net sales was due in part to the timing of shipments to the exclusive wholesale distributor and central pharmacy for Prialt.

•
Psychiatry Products: Net sales of the company’s psychiatry products were $9.9 million in the first quarter of 2014 compared to $17.7 million in the first quarter of 2013. The decrease was primarily due to the impact of generic competition.

•
Other: Net sales of other products for the first quarter of 2014 were $11.3 million compared to $12.7 million in the first quarter of 2013. On a pro forma basis, net sales of other products for the first quarter of 2014 were $11.7 million compared to $14.1 million in the first quarter of 2013. The pro forma information includes net sales of active pharmaceutical ingredient by Gentium as if the Gentium acquisition had closed on January 1, 2013.

Operating Expenses and Other
Operating expenses for the first quarter of 2014 were $313.6 million compared to $128.1 million for the first quarter of 2013. Operating expenses increased over the prior period primarily due to the following:

•
Cost of product sales for the first quarter of 2014 was $30.9 million on a GAAP basis compared to $27.2 million for the same period in 2013. The increase was primarily due to an increase in acquisition accounting inventory fair value step-up adjustments of $6.5 million, partially offset by lower cost of product sales primarily driven by product mix. Gross margin for the first quarter of 2014, as a percentage of product sales, was 87.4% compared to 86.0% for the same period in 2013.

•
Selling, general and administrative (SG&A) expenses for the first quarter of 2014 were $106.4 million on a GAAP basis compared to $70.5 million for the same period in 2013. The increase was primarily due to an increase in transaction and integration costs and higher headcount and related expenses due to the expansion of the business. Adjusted SG&A expenses for the first quarter of 2014 were $76.5 million, or 31% of total revenues, compared to $56.5 million, or 29% of total revenues, for the same period in 2013.

•
Research and development (R&D) expenses for the first quarter of 2014 were $18.1 million on a GAAP basis compared to $6.7 million for the same period in 2013. Adjusted R&D expenses for the first quarter of 2014 were $15.3 million, or 6% of total revenues, compared to $5.7 million, or 3% of total revenues, for the same period in 2013. The increase in R&D expenses was primarily driven by increased costs associated with the development of the sleep and hematology/oncology product candidates.

•
Acquired in-process research and development expenses for the first quarter of 2014 were $127.0 million on a GAAP basis compared to $4.0 million for the same period in 2013. The increase was due to an upfront license fee and milestone payment of $127.0 million in connection with the acquisition of JZP-110 in January 2014.

Net interest expense for the first quarter of 2014 was $10.1 million compared to $7.4 million for the first quarter of 2013. The increase was due to the company's increased debt levels following the Gentium acquisition in January 2014.

As of March 31, 2014, cash and cash equivalents and short-term investments were $251.4 million and the balance of the company’s long-term debt was $1.2 billion. Cash and cash equivalents decreased during the first quarter of 2014 primarily due to funds used by the company to acquire Gentium and JZP-110, offset in part by the net proceeds of new term loans and borrowings under revolving loans.

Recent Developments
During March through early May 2014, the company launched Defitelio commercially in Germany, Austria and the United Kingdom. In April, Defitelio became reimbursable by the Italian National Health System under Law 648. Defitelio is the only treatment approved in the European Union (EU) for severe hepatic veno-occlusive disease (VOD) in adults and children undergoing hematopoietic stem cell transplantation therapy. Severe VOD is a rare and life-threatening disease.

In April 2014, the company was informed that the Phase 2b data for JZP-110 has been accepted as a late-breaking abstract for oral presentation at SLEEP 2014, the 28th Annual Meeting of the Associated Professional Sleep Societies, LLC in Minneapolis, Minnesota, U.S.A. on Monday, June 2, 2014.

2014 Financial Guidance

Jazz Pharmaceuticals' 2014 guidance, including updated GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share guidance, is as follows1:

Revenues	$1,100-$1,160 million
Total Net Product Sales	$1,093-$1,153 million
-Xyrem Net Sales	$755-$775 million
-Erwinaze/Erwinase Net Sales	$185-$200 million
-Defitelio/Defibrotide Net Sales	$42-$52 million
Adjusted Gross Margin %[2,5]	91-92%
Adjusted SG&A Expenses[3,5]	$315-$325 million
Adjusted R&D Expenses[4,5]	$55-$65 million
GAAP Net Income Attributable to Jazz Pharmaceuticals plc Per Diluted Share	$1.81-$2.30
Non-GAAP Adjusted Net Income Attributable to Jazz Pharmaceuticals plc Per Diluted Share [5]	$8.00-$8.25

1.
2014 guidance includes fair value estimates for the assets acquired and liabilities assumed in the Gentium acquisition and is subject to change if the company obtains additional information during the measurement period (up to one year from the acquisition date).

2.	Excludes $10-$12 million of acquisition accounting inventory fair value step-up adjustments and $3 million in share-based compensation expense from estimated GAAP gross margin of 90-91%.

3.
Excludes $55-$59 million of share-based compensation expense, $25-$30 million of transaction, integration and restructuring costs and $6-$7 million of depreciation expense from estimated GAAP SG&A expenses of $400-$420 million.

4.	Excludes $12-$13 million of share-based compensation expense from estimated GAAP R&D expenses of $67-$78 million.

5.	See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the tables accompanying this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update and discuss its 2014 first quarter results. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 866 318 8620 in the U.S., or +1 617 399 5139 outside the U.S., and entering passcode 38923320.

A replay of the conference call will be available through May 15, 2014 by dialing +1 888 286 8010 in the U.S., or +1 617 801 6888 outside the U.S., and entering passcode 77121089. An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is a specialty biopharmaceutical company focused on improving patients' lives by identifying, developing and commercializing differentiated products that address unmet medical needs. The company has a diverse portfolio of products and/or product candidates in the areas of sleep, hematology/oncology, pain and psychiatry. The company's U.S. marketed products in these areas include: Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide) intrathecal infusion, Versacloz™ (clozapine) oral suspension, FazaClo® (clozapine, USP) HD and FazaClo LD. Jazz Pharmaceuticals also has a number of products marketed outside the United States, including Erwinase® and Defitelio® (defibrotide). For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables. The company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company.  They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.  Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP financial measures. In addition, Jazz Pharmaceuticals believes that the presentation of these non-GAAP financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

As used in this press release, (i) the historical adjusted net income measures attributable to Jazz Pharmaceuticals plc (and the related per share measures) exclude from GAAP net income (loss) attributable to Jazz Pharmaceuticals plc, as applicable, intangible asset amortization, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges, change in fair value of contingent consideration, upfront license fees and milestone payments, depreciation expense and non-cash interest expense; adjust the income tax provision to the estimated amount of taxes that are payable in cash; and adjust for the amount attributable to noncontrolling interests; (ii) the adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share) guidance measures exclude from estimated GAAP net income attributable to Jazz Pharmaceuticals plc intangible asset amortization and depreciation expense, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction, integration and restructuring costs, upfront license fees and milestone payments and non-cash interest expense; adjust the income tax provision to the estimated amount of taxes that are payable in cash; and adjust for the amount attributable to noncontrolling interests; (iii) the adjusted gross margin percentage guidance excludes from estimated GAAP gross margin percentage acquisition accounting inventory fair value step-up adjustments and share-based compensation expense; (iv) the adjusted SG&A expenses guidance excludes from estimated GAAP SG&A expenses share-based compensation expense, transaction, integration and restructuring costs and depreciation expense; and (v) the adjusted R&D expenses guidance excludes from estimated GAAP R&D expenses share-based compensation expense.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial results, including 2014 financial guidance, the potential to advance late stage projects in our development portfolio, the expectation of continued growth of our key marketed products and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition or other sodium oxybate products that compete with Xyrem and changed or increased regulatory restrictions on or requirements with respect to Xyrem, as well as similar risks related to effectively commercializing the company’s other marketed products, including Erwinaze and Defitelio; protecting and expanding the company’s intellectual property rights; obtaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment, in particular the need to obtain appropriate pricing and reimbursement approvals in order to launch Defitelio in certain European countries representing a significant market opportunity for Defitelio; ongoing regulation and oversight by U.S. and non-U.S. regulatory agencies; dependence on single source suppliers, including the risk that the company may not be able to obtain and supply sufficient product to meet commercial demand or to meet requirements for clinical trial supplies; the difficulty and uncertainty of pharmaceutical product development, including the timing thereof, the uncertainty of clinical success, such as the risk that results from early clinical trials may not be predictive of results obtained in later and larger clinical trials planned or anticipated to be conducted for the company’s product candidates, and the uncertainty of regulatory approval; risks associated with business combination or product acquisition transactions, such as the risk that the acquired businesses, including the acquired Gentium business, will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the company’s ability to identify and acquire, in-license or develop additional products or product candidates to grow its business; and possible restrictions on the company’s ability and flexibility to pursue certain future opportunities as a result of its substantial outstanding debt obligations; as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and those other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Annual Report on Form 10-K for the year ended December 31, 2013 and future filings and reports by the company, including the company's Form 10-Q for the quarter ended March 31, 2014. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Product sales, net	$244,986	$194,652
Royalties and contract revenues	1,933	1,585
Total revenues	246,919	196,237
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies)	30,924	27,220
Selling, general and administrative	106,363	70,528
Research and development	18,109	6,747
Acquired in-process research and development	127,000	4,000
Intangible asset amortization	31,182	19,555
Total operating expenses	313,578	128,050
Income (loss) from operations	(66,659)	68,187
Interest expense, net	(10,076)	(7,399)
Foreign currency gain	123	271
Income (loss) before income tax provision	(76,612)	61,059
Income tax provision	17,027	17,634
Net income (loss)	(93,639)	43,425
Net loss attributable to noncontrolling interests, net of tax	(989)	—
Net income (loss) attributable to Jazz Pharmaceuticals plc	$(92,650)	$43,425

Net income (loss) per ordinary share attributable to Jazz Pharmaceuticals plc:
Basic	$(1.58)	$0.74
Diluted	$(1.58)	$0.71
Weighted-average ordinary shares used in calculating net income (loss) per ordinary share attributable to Jazz Pharmaceuticals plc:
Basic	58,526	58,358
Diluted	58,526	61,511

JAZZ PHARMACEUTICALS PLC
SUMMARY OF PRODUCT SALES, NET
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Xyrem	$160,378	$117,526
Erwinaze/Erwinase	46,920	41,816
Defitelio/defibrotide	12,209	—
Prialt	4,309	4,986
Psychiatry	9,866	17,650
Other	11,304	12,674
Total net product sales	$244,986	$194,652

The following unaudited pro forma information represents the net product sales for the three months ended March 31, 2014 and 2013, respectively, as if the Gentium acquisition had been completed on January 1, 2013:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Xyrem	$160,378	$117,526
Erwinaze/Erwinase	46,920	41,816
Defitelio/defibrotide	15,106	8,610
Prialt	4,309	4,986
Psychiatry	9,866	17,650
Other	11,710	14,068
Total pro forma net product sales	$248,289	$204,656

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$245,874	$636,504
Investments	5,502	—
Accounts receivable, net of allowances	154,986	124,805
Inventories	36,988	28,669
Prepaid expenses	14,335	7,183
Deferred tax assets, net	35,888	33,613
Other current assets	23,747	33,843
Total current assets	517,320	864,617
Property and equipment, net	30,048	14,246
Intangible assets, net	1,755,861	812,396
Goodwill	763,763	450,456
Deferred tax assets, net, non-current	94,250	74,597
Deferred financing costs	25,896	14,605
Other non-current assets	9,296	7,304
Total assets	$3,196,434	$2,238,221
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$72,538	$21,005
Accrued liabilities	147,737	119,718
Current portion of long-term debt	9,513	5,572
Income taxes payable	824	336
Contingent consideration	—	50,000
Deferred tax liability, net	6,259	6,259
Deferred revenue	1,138	1,138
Total current liabilities	238,009	204,028
Deferred revenue, non-current	5,433	5,718
Long-term debt, less current portion	1,189,096	544,404
Deferred tax liability, net, non-current	471,993	168,497
Other non-current liabilities	25,395	20,040
Total Jazz Pharmaceuticals plc shareholders’ equity	1,248,893	1,295,534
Noncontrolling interests	17,615	—
Total liabilities and shareholders’ equity	$3,196,434	$2,238,221

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc	$(92,650)	$43,425
Intangible asset amortization	31,182	19,555
Share-based compensation expense	13,815	8,757
Acquisition accounting inventory fair value step-up adjustments	8,022	1,545
Transaction and integration costs	17,733	1,022
Restructuring charges	—	949
Change in fair value of contingent consideration	—	4,500
Upfront license fees and milestone payments	127,000	4,000
Depreciation	1,309	575
Non-cash interest expense	1,638	1,229
Income tax adjustments	(5,944)	(1,132)
Adjustments for amount attributable to noncontrolling interests	(1,258)	—
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$100,847	$84,425

GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$(1.58)	$0.71
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$1.61	$1.37
Shares used in computing GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share amounts	58,526	61,511
Shares used in computing non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share amounts	62,517	61,511

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	March 31, 2014					March 31, 2013
	GAAP Reported		Adjustments		Non-GAAP Adjusted *	GAAP Reported	Adjustments		Non-GAAP Adjusted *
Total revenues	$246,919		$—		$246,919	$196,237	$—		$196,237
Cost of product sales	30,924		(8,208)	(a)	22,716	27,220	(2,296)	(a)	24,924
Selling, general and administrative	106,363		(29,890)	(b)	76,473	70,528	(13,988)	(b)	56,540
Research and development	18,109		(2,781)	(c)	15,328	6,747	(1,064)	(c)	5,683
Acquired in-process research and development	127,000		(127,000)		—	4,000	(4,000)		—
Intangible asset amortization	31,182		(31,182)		—	19,555	(19,555)		—
Interest expense, net	10,076		(1,638)	(d)	8,438	7,399	(1,229)	(d)	6,170
Foreign currency gain	123		—		123	271	—		271
Income (loss) before income tax provision	(76,612)		200,699	(e)	124,087	61,059	42,132	(e)	103,191
Income tax provision	17,027		5,944	(f)	22,971	17,634	1,132	(f)	18,766
Effective tax rate (g)	N/A	(h)			18.5%	28.9%			18.2%
Net income (loss)	(93,639)		194,755	(i)	101,116	43,425	41,000	(i)	84,425
Net income (loss) attributable to noncontrolling interests, net of tax	(989)		1,258	(j)	269	—	—	(j)	—
Net income (loss) attributable to Jazz Pharmaceuticals plc	$(92,650)		$193,497	(k)	$100,847	$43,425	$41,000	(k)	$84,425

Net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$(1.58)				$1.61	$0.71			$1.37

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands)
(Unaudited)

* Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc and its line item components and related non-GAAP adjusted financial measures shown in the tables above are not meant to be considered in isolation or as a substitute for comparable GAAP reported measures, and should be read in conjunction with the condensed consolidated financial statements prepared in accordance with GAAP. The company believes that each of these non-GAAP adjusted financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company. In addition, the company believes that the presentation of these non-GAAP adjusted financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance. Specifically, the company believes that each of these non-GAAP adjusted financial measures provides useful information to management, investors and analysts by excluding, as applicable, intangible asset amortization, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges, change in fair value of contingent consideration, upfront license fees and milestone payments, depreciation expense and non-cash interest expense that may not be indicative of the company's core operating results and business outlook, and by including adjustments to convert the income tax provision to the estimated amount of taxes that are payable in cash and adjustments for the amount attributable to noncontrolling interests. Investors should note that these non-GAAP adjusted financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP adjusted financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP adjusted financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP adjusted financial measures. Because of the non-standardized definitions, the non-GAAP adjusted financial measures appearing in the tables above may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.
Explanation of Adjustments and Certain Line Items:

(a)
Acquisition accounting inventory fair value step-up adjustments of $8,022 and $1,545, share-based compensation expense of $181 and $709, depreciation expense of $5 and $0, and restructuring charges of $0 and $42 for the three months ended March 31, 2014 and 2013, respectively.

(b)
Transaction and integration costs of $17,599 and $1,022, share-based compensation expense of $11,175 and $7,005, depreciation expense of $1,116 and $554, change in fair value of contingent consideration of $0 and $4,500 and restructuring charges of $0 and $907 for the three months ended March 31, 2014 and 2013, respectively.

(c)
Share-based compensation expense of $2,459 and $1,043, depreciation expense of $188 and $21 and transaction and integration costs of $134 and $0 for the three months ended March 31, 2014 and 2013, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three-month period.

(e)	Sum of adjustments (a) through (d) plus the adjustments for acquired in-process research and development and intangible asset amortization for the respective three-month period.

(f)	Adjustments to convert the income tax provision to the estimated amount of taxes payable in cash for the respective three-month period.

(g)	Income tax provision divided by income before income tax provision for the respective three-month period (for the three months ended March 31, 2014, on a non-GAAP adjusted basis only).

(h)
The GAAP effective tax rate for the three months ended March 31, 2014 is not meaningful because there was a loss before income tax provision during the period. After adjusting the loss before income tax provision by excluding an upfront fee and milestone payment of $127,000 for JZP-110, we would have had income before income tax provision of $50,388, resulting in an effective tax rate of 33.8% for the three months ended March 31, 2014 based on the income tax provision of $17,027, compared to 28.9% for the same period in 2013. This increase was primarily due to a higher level of profits subject to U.S. federal and state income taxes in the 2014 period, and higher losses in other jurisdictions where no tax benefit is available in the year.

(i)	Net of adjustments (e) and (f) for the respective three-month period.

(j)	Adjustments for amount attributable to noncontrolling interests for the respective three-month period.

(k)	Net of adjustments (i) and (j) for the respective three-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2014 GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income attributable to Jazz Pharmaceuticals plc	$113 - $144
Intangible asset amortization and depreciation	133 - 139
Share-based compensation expense	70 - 75
Acquisition accounting inventory fair value step-up	10 - 12
Transaction, integration and restructuring costs	25 - 30
Upfront license fees and milestone payments	127
Non-cash interest expense	7
Income tax adjustments	(5) - 5
Adjustments for amount attributable to noncontrolling interests	(2) - (1)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$496 - $520

GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share	$1.81 - $2.30
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$8.00 - $8.25

Weighted-average ordinary shares used in per share computations	62 - 63

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7887
U.S., + 1 650 496 2717

Media
Laurie Hurley
Vice President, Corporate Affairs
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7894
U.S., + 1 650 496 2796